Exhibit 10.11

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

AND CONVERTIBLE NOTE

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE NOTE (the “Amendment”) is entered into as of August 30, 2004 between PROSOFTTRAINING, a Nevada corporation (“the Company”), and HUNT CAPITAL GROWTH FUND II, L.P. (“Hunt”).

R E C I T A L S:

WHEREAS, the Company and Hunt have entered into that certain Securities Purchase Agreement dated October 16, 2001 (as amended by the Amendment to Securities Purchase Agreement dated December 28, 2001 (the “2001 Amendment”) and the Exchange Agreement dated June 4, 2004 (the “Exchange Agreement”), as so amended, the “Purchase Agreement”) and the Transaction Agreements (as defined therein) including without limitation the Convertible Note (as amended by the 2001 Amendment and the Exchange Agreement, the “Convertible Note”);

WHEREAS, as of the date hereof, the Company is entering into a Purchase Agreement (the “DKR Purchase Agreement”) with DKR SoundShore Oasis Holding Fund Ltd. (“DKR Oasis”) and DKR SoundShore Strategic Holding Fund Ltd. (“DKR Strategic” and, together with DKR Oasis, the “DKR Parties”), pursuant to which the Company will borrow $1,350,000 (the “DKR Loan”) from the DKR Parties;

WHEREAS, the Company and Hunt hereby acknowledge that the consummation of the DKR Loan and the other transactions set forth in the DKR Purchase Agreement as of the date hereof will, after giving effect to the anti-dilution provisions set forth in the Purchase Agreement and the other Transaction Agreements, be consistent with the intentions of and not in violation of the 2001 Amendment; and

WHEREAS, the Company has requested Hunt to consent to the DKR Loan and the other transactions set forth in the DKR Purchase Agreement, which Hunt is willing to do, among other things, on the basis of the agreements of the Company set forth herein.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Unless stated otherwise, each term defined in the Purchase Agreement has the same meaning when used in this Amendment.

2. AGREEMENTS. Effective as of the date of this Amendment, the parties hereby agree as follows:

(a) Permitted Senior Indebtedness. The Purchase Agreement is hereby amended to eliminate the ability of the Company to incur up to $1,000,000 in indebtedness senior to the obligations of the Company under the Convertible Note. In connection with such agreement, clause (f) of Section 7.3 and the definition of “Permitted Senior Indebtedness” in Section 1.1 are each deleted from the Purchase Agreement.

(b) Registration of Securities. Without otherwise limiting Hunt’s rights under the Registration Rights Agreement, the Company shall, promptly after execution of this Amendment, register all shares of Common Stock issuable upon conversion of the Convertible Note (including, to the extent permissible under SEC rules, shares issuable for future interest amounts) under the Company’s existing

Registration Statement on Form S-3 or a new registration statement on Form S-3. If SEC rules prohibit current registration of future interest shares, the Company agrees to amend such Form S-3 (or file a new registration statement) promptly at the end of each calendar quarter for interest shares then earned and accrued for the quarter then ended.

(c) Events of Default. For purposes of clarity, the parties hereto acknowledge and agree that the DKR Loan shall constitute Debt under Section 5.1(f) of the Convertible Note and that the following clause, contained in the 12th through 16th lines of such clause (f), shall not apply to any agreements or instruments governing the DKR Loan (with such clause continuing to be applicable to agreements or instruments, if any, relating to any other Debt):

“the Company shall fail to perform or observe any term or covenant contained in any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after any applicable grace or cure period, if any, specified in such agreement or instrument, and can result in acceleration of the maturity of such Debt unless waived by the lender;”.

(d) Permitted Liens. Section 7.4 of the Purchase Agreement is amended to permit the granting to the DKR Parties of the security interests provided for in the Security Agreement dated the date hereof among the Company and the DKR Parties.

3. CONDITIONS PRECEDENT. This Amendment shall not be effective until such time as Hunt shall have received fully executed counterparts (in the forms attached as Exhibits A and B hereto) of (a) the First Amendment to Security Agreement dated as of the date hereof between the Company and Hunt and (b) the Intercreditor Agreement dated the date hereof among Hunt and the DKR Parties.

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Signature Page follows.]

Amendment to Securities Purchase Agreement and Convertible Note

EXECUTED as of the date first stated above.

HUNT CAPITAL GROWTH FUND II, L.P.

By:		HUNT CAPITAL GROWTH, L.P.,
its general partner

By:		HUNT CAPITAL GROUP, L.L.C.,
its general partner

	By:	/s/ J.R. Holland, Jr.
J.R. Holland, Jr.
President

PROSOFTRAINING

By:		/s/ Robert G. Gwin
Robert G. Gwin
Chief Executive Officer

Signature Page to

Amendment to Securities Purchase Agreement and Convertible Note